UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) announced today that it has completed its previously-announced sale of a 5-hotel, 1,396-room portfolio of select-service hotels for $142 million in cash ($102,000 per key) to Noble Investment Group ("Noble"). The 5-hotel portfolio is comprised of the 146-room Courtyard Edison in Edison, NJ; the 150-room Residence Inn Buckhead in Atlanta, GA; and the 312-room Courtyard Lake Buena Vista, 388-room Fairfield Inn Lake Buena Vista and 400-room Springhill Suites Lake Buena Vista in Orlando, FL.
The Company also announced today that it has entered into a definitive agreement for the sale of the 151-room Courtyard Palm Desert and the 130-room Residence Inn Palm Desert for $36 million ($128,000 per key). The press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number         Description

99.1	Press release of the Company, dated June 1, 2016

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel